Exhibit 3.2

SECOND AMENDED & RESTATED BYLAWS OF

LONESTAR RESOURCES US INC.

(a Delaware corporation)

Effective as of November 30, 2020

These Second Amended and Restated Bylaws (these “Bylaws”) are subject to, and governed by, the General Corporation Law of the State of Delaware (as amended from time to time, the “DGCL”) and the Amended & Restated Certificate of Incorporation (the “Certificate of Incorporation”) of the Corporation, as filed with the Secretary of State of the State of Delaware on November 30, 2020.

ARTICLE I

STOCKHOLDERS

Section 1.1 Annual Meeting.

An annual meeting of the stockholders of Lonestar Resources US Inc. (the “Corporation”) for the purpose of electing directors and transacting any other business properly brought before the meeting pursuant to these Bylaws shall be held each year beginning in 2021 at such date, time and place, either within or without the State of Delaware or, if so determined by the board of directors of the Corporation (the “Board” or the “Board of Directors”) in its sole discretion, at no place (but rather by means of remote communication), as may be specified by the Board of Directors in the notice of meeting; provided, however, that the annual meeting held in 2021 shall not be held any earlier than November 30, 2021.

Section 1.2 Special Meetings.

Except as may otherwise be provided in the Certificate of Incorporation, in the Preferred Stock Designation (as defined in the Certificate of Incorporation) for any series of preferred stock or under applicable law, special meetings of the stockholders of the Corporation, for the transaction of such business as may properly come before such meetings, may only be called (i) by the Chairman of the Board, (ii) by the Chief Executive Officer of the Corporation (the

“Chief Executive Officer”) or (iii) by the Secretary of the Corporation (the “Secretary”) (a) at the request of a majority of the members of the Board of Directors then in office or (b) at the written request of one or more stockholders holding, in the aggregate, at least 25 % in total voting power of the outstanding shares of Common Stock and any other class or series of stock entitled to vote together with Common Stock at the annual meeting. At any special meeting of stockholders, only such business as is specified in the Corporation’s notice of the special meeting may be transacted thereat; provided, that with respect to any special meeting called by the Secretary at the written request of one or more stockholders pursuant to clause (iii)(b) of the immediately preceding sentence, such notice shall include the business proposed in such stockholder request except to the extent the Board of Directors determines in good faith that such proposed business does not constitute a proper matter for stockholder action in which case, for the avoidance of doubt, there shall be no special meeting of stockholders. The Board of Directors shall have the sole power to determine the time, date and place, either within or without the State of Delaware, for any special meeting of stockholders; provided, that a special meeting requested by one or more stockholders pursuant to clause (iii)(b) shall (if applicable) be held on the date specified in such stockholder request or as promptly as reasonably possible thereafter. Following such determination, it shall be the duty of the Secretary to cause notice to be given to the stockholders entitled to vote at such meeting that a meeting will be held at the time, date and place and in accordance with the record date determined by the Board of Directors.

Section 1.3 Record Date.

In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date: (i) in the case of the determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by the laws of the State of Delaware, not be more than sixty (60) nor less than ten (10) days before the date of such meeting, and (ii) in the case of any other lawful action, shall not be more than sixty (60) days prior to such other action. If no record date is fixed by the Board of Directors: (i) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day immediately preceding the day on which notice is given, or, if notice is waived, at the close of business on the day immediately preceding the day on which the meeting is held, and (ii) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of the stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 1.4 Notice of Meetings.

Notice of all stockholders meetings, stating (i) the place, if any, date and hour thereof, (ii) the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, (iii) the address of the place within the city, other municipality or community or the electronic network, as applicable, at which the list of stockholders may be examined, and (iv) in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered on behalf of the Corporation in accordance with applicable law by the Chairman of the Board, the Chief Executive Officer, any Vice President, the Secretary or an Assistant Secretary, to each stockholder entitled to vote thereat at least ten (10) days but not more than sixty (60) days before the date of the stockholders meeting, unless a different period is prescribed by law, or the lapse of the prescribed period of time shall have been waived. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to such stockholder’s address as it appears on the records of the Corporation. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders under the Certificate of Incorporation and these Bylaws may be given by electronic transmission in the manner provided in Section 232 of the DGCL.

Section 1.5 Notice of Director Nominations and Business Proposals.

(a) Annual Meetings. (1) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made in connection with an annual meeting of stockholders only (i) pursuant to the Corporation’s notice of such meeting (or any supplement thereto), (ii) by or at the direction of the Board of Directors, (iii) as provided in the Certificate of Incorporation, or in the Preferred Stock Designation for any series of preferred stock, or (iv) by any stockholder of the Corporation that (x) is a stockholder of record of the Corporation at the time the written notice provided for in this Section 1.5(a) is delivered to the Secretary, and (y)(A) in the case of nominations of one or more persons for election to the Board of Directors, is a holder of record as of such date of shares of Common Stock or any other class or series of capital stock of the Corporation entitled to vote together with Common Stock upon such election, and (B) in the case of any other matter, is a holder of record as of shares of Common Stock or any other class or series of capital stock of the Corporation entitled to vote together with Common Stock on such matter, and, in each case, complies with the notice procedures set forth in this Section 1.5.

(2) In addition to any other requirements under applicable law and the Certificate of Incorporation, no nomination by any stockholder or stockholders of a person or persons for election to the Board of Directors and no other proposal by any stockholder or stockholders, shall be considered properly brought before an annual meeting unless (x) the stockholder shall have timely given written notice thereof to the Secretary in accordance with the next sentence (or paragraph (a)(3) of this Section 1.5, as applicable), (y) the notice sets forth all information required by this paragraph and (z) in the case of any such proposed business other than the nominations of persons for election to the Board of Directors, such proposed business constitutes a proper matter for stockholder action as determined by the Board of Directors. To be timely, a stockholder’s notice with respect to a nomination or other action to be brought before an annual meeting shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the sixtieth (60th) day nor earlier than the close of business on the ninetieth (90th) day prior to (x) November 30, 2021, in the case of the annual meeting to be held in 2021, or (y) in the case of any other annual meeting, the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the one hundredth (100th) day prior to such annual meeting and not later than the close of business on the later of the seventieth (70th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. Any such stockholder’s notice shall set forth: (i) as to each person whom the stockholder proposes to nominate for election as a director, (x) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and (y) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (ii) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Certificate of Incorporation or Bylaws of the Corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (v) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, (w) the class or series and number of shares of capital stock of the Corporation that are owned beneficially and of record by such stockholder and such beneficial owner, (x) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote on the matter to which such stockholder’s proposal relates at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, (y) a representation (A) whether any such person or such stockholder has received any financial assistance, funding or other consideration from any other person (a “Stockholder Associated Person”) in respect of such nomination or proposal (and the details of any such financial assistance, funding or other consideration) and (B) whether and the extent to which any hedging, derivative or other transaction has been entered into with respect to the Corporation within the past six (6) months by, or is in effect with respect to, such stockholder, any person nominated or to be nominated by such stockholder for election to the Board of Directors or any Stockholder Associated Person, the effect or intent of which transaction is to mitigate loss to or manage risk or benefit of share price changes for, or to increase or decrease the voting power of, such stockholder, nominee or any such Stockholder Associated Person, and (z) a representation whether the stockholder or the beneficial owner, if any, intends, or is part of a group which intends, (A) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the class or series of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (B) otherwise to solicit proxies from stockholders in support of such proposal or nomination. The foregoing notice requirements of clauses (a)(2)(ii) and (iii) of this Section 1.5 shall not apply to any proposal made pursuant to Rule 14a-8 (or any successor thereof) promulgated under the Exchange Act. A proposal to be made pursuant to Rule 14a-8 (or any successor thereof) promulgated under the Exchange Act shall be deemed satisfied if the stockholder making such proposal complies with the provisions of Rule 14a-8 and has notified the Corporation of his or her intention to present a proposal at an annual meeting in compliance with Rule 14a-8 and such stockholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation.

(3) Notwithstanding anything in the second sentence of paragraph (a)(2) of this Section 1.5 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation at an annual meeting is increased and there is no public announcement by the Corporation naming the nominees for the additional directorships at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting (or in the case of the annual meeting to be held in 2021, at least one hundred (100) days prior to the first anniversary of the Effective Date (as defined in the Certificate of Incorporation)), a stockholder’s notice required by this Section 1.5(a) shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

(b) Special Meetings. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of such meeting. Subject to the rights of the holders of any series of preferred stock, nominations of persons for election to the Board of Directors in connection with a special meeting of stockholders at which one or more directors are to be elected to the Board of Directors (as specified in the Corporation’s notice of such meeting) may only be made (i) pursuant to the Corporation’s notice of such meeting (or any supplement thereto), (ii) by or at the direction of the Board of Directors, (iii) as otherwise provided in the Certificate of Incorporation, or in the Preferred Stock Designation for any series of preferred stock, or (iv) by any stockholder of the Corporation that, at the time the written notice required by this Section 1.5(b) is delivered to the Secretary, is a holder of record of shares of Common Stock or any other class or series of capital stock of the Corporation entitled to vote together with Common Stock upon such election, and complies with the notice procedures set forth in this Section 1.5(b). In the event a special meeting of stockholders is called for the purpose of electing one or more directors to the Board of Directors (as specified in the Corporation’s notice of such meeting), any such stockholder entitled to vote in such election may nominate a person or persons (as the case may be) for election to such director position(s) as are specified in the Corporation’s notice of such meeting by delivering written notice of such nomination (which notice shall set forth all the information that would be required by paragraph (a)(2) of this Section 1.5 if such nomination were in connection with an annual meeting) to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the ninetieth (90th) day prior to such special meeting and not later than the close of business on the later of the sixtieth (60th) day prior to such special meeting or the tenth (10th) day following the date on which public announcement is first made of the date of the special meeting and of the director nominees proposed by the Corporation in connection with such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(c) General. (1) Except as otherwise provided by law, the chairman of any meeting of the stockholders of the Corporation shall have the power and duty (i) to determine whether a nomination or any business proposed to be brought before such meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 1.5 (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder’s nominee or proposal in compliance with such stockholder’s representation as required by clause (a)(2)(iii)(z) of this Section 1.5) and (ii) if any proposed nomination or business was not made or proposed in compliance with this Section 1.5, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted. Notwithstanding the foregoing provisions of this Section 1.5, unless otherwise required by law, if the stockholder proposing a nominee or any other business for consideration at an annual or special meeting (or a qualified representative of such stockholder) does not appear at the annual or special meeting of stockholders to present such nomination or proposed business, such nomination may, in the discretion of the Board of Directors, be disregarded and such proposed business not considered, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 1.5, to be considered a qualified representative of the stockholder, a person must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(2) For purposes of this Section 1.5, “public announcement” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(3) Notwithstanding the foregoing provisions of this Section 1.5, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 1.5. Nothing in this Section 1.5 shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) of the holders of any series of preferred stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation or the Preferred Stock Designation for such series of preferred stock.

Section 1.6 Quorum.

Subject to the rights of the holders of any series of preferred stock and except as otherwise provided by law or in the Certificate of Incorporation, at any meeting of stockholders,

the holders of a majority in total voting power of the outstanding shares of Common Stock and any other class or series of capital stock entitled to vote together with Common Stock at the meeting shall be present or represented by proxy in order to constitute a quorum for the transaction of any business. Where a separate vote by one or more classes or series of capital stock is required by law or by the Certificate of Incorporation with respect to a particular matter to be presented at any such meeting, a majority in total voting power of the outstanding shares of such class or classes or series present in person or represented by proxy shall constitute a quorum entitled to take action with respect to that vote on that matter. The chairman of the meeting shall have the power and duty to determine whether a quorum is present at any meeting of the stockholders or for any matter to be voted on. If any shares entitled to vote in the election of directors are held, directly or indirectly, by the Corporation or any of its subsidiaries, such shares held by the Corporation or any such subsidiary shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation or any subsidiary of the Corporation to vote stock, including, but not limited to, its own stock, held by it in a fiduciary capacity. In the absence of a quorum, the chairman of the meeting may adjourn the meeting from time to time in the manner provided in Section 1.7 hereof until a quorum shall be present.

Section 1.7 Adjournment.

Any meeting of stockholders, annual or special, may be adjourned from time to time solely by the chairman of the meeting because of the absence of a quorum or for any other reason and to reconvene at the same or some other time, date and place, if any. The chairman of the meeting shall have full power and authority to adjourn a stockholder meeting in his sole discretion, notwithstanding stockholder opposition to such adjournment. The stockholders present at a meeting shall not have the authority to adjourn the meeting. If the time, date and place, if any, of such adjourned meeting, and the means of remote communication, if any, by which the stockholders and the proxy holders may be deemed to be present and in person and vote at such adjourned meeting, are announced at the meeting at which the adjournment is taken and the adjournment is for less than thirty (30) days, no notice need be given of any such adjourned meeting. If the adjournment is for more than thirty (30) days and the time, date and place, if any, and the means of remote communication, if any, by which the stockholders and the proxy holders may be deemed to be present and in person are not announced at the meeting at which the adjournment is taken, or if after the adjournment a new record date is fixed for the adjourned meeting, then notice shall be given by the Secretary as required for the original meeting. At the adjourned meeting, the Corporation may transact any business that might have been transacted at the original meeting.

Section 1.8 Organization.

At each meeting of the stockholders, the Chairman of the Board, or in the Chairman’s absence the Chief Executive Officer, or in their absence any stockholder, director or officer of the Corporation appointed by the vote of a majority of the directors present at such meeting, shall call the meeting to order and preside over and act as chairman of such meeting. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at a meeting shall be determined by the chairman of the meeting and announced at the meeting. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Unless otherwise determined by the Board of Directors, the chairman of the meeting shall have the exclusive right to determine the order of business and to prescribe other such rules, regulations and procedures and shall have the authority in his discretion to regulate the conduct of any such meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) rules and procedures for maintaining order at the meeting and the safety of those present; (ii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (iii) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (iv) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

The Secretary shall act as secretary of all meetings of stockholders, but, in the absence of the Secretary, the chairman of the meeting may appoint any other person to act as secretary of the meeting.

Section 1.9 Postponement or Cancellation of Meeting.

Any previously scheduled annual or special meeting of the stockholders may be postponed or canceled by resolution of the Board of Directors upon public notice given (in the manner described in Section 1.5(c)(ii) of these Bylaws) prior to the time previously scheduled for such meeting of stockholders.

Section 1.10 Voting.

Subject to the rights of the holders of any series of preferred stock and except as otherwise provided by law, the Certificate of Incorporation or these Bylaws and except for the election of directors, at any meeting duly called and held at which a quorum is present, the affirmative vote of a majority of the combined voting power of the outstanding shares of Common Stock and any other class or series of capital stock of the Corporation entitled to vote together with Common Stock present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders. Subject to the rights of the holders of any series of preferred stock, at any meeting duly called and held for the election of directors at which a quorum is present, directors shall be elected by a plurality of the combined voting power of the outstanding shares of Common Stock and any other class or series of capital stock of the Corporation entitled to vote together with Common Stock present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

Section 1.11 Consent of Stockholders in Lieu of Meeting.

So long as the Certificate of Incorporation permits the holders of any class or series of capital stock of the Corporation to act by written consent, such action may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed and delivered to the Corporation by the holders of shares of such class or series having the voting power specified by the Certificate of Incorporation, in the manner set forth in the Certificate of Incorporation (including any such action by electronic communication in accordance with the laws of the State of Delaware).

ARTICLE II

BOARD OF DIRECTORS

Section 2.1 Number and Term of Office.

The governing body of the Corporation shall be a Board of Directors. The total number of authorized directors constituting the whole Board of Directors at any time, whether or not any vacancies then exist on the Board of Directors (the “Whole Board”), shall be fixed by, or in the manner provided in, the Certificate of Incorporation. The term of office of directors shall be as set forth in the Certificate of Incorporation. Directors need not be stockholders of the Corporation. The Corporation shall nominate the person holding the office of Chief Executive Officer for election as a director at any meeting of the stockholders at which such person is subject to election as a director.

Section 2.2 Resignations.

Any director of the Corporation, or any member of any committee, may resign at any time by giving written notice to the Board of Directors, the Chairman of the Board or the Chief Executive Officer or Secretary. Any such resignation shall take effect at the time specified therein or, if the time be not specified therein, then upon receipt thereof. The acceptance of such resignation shall not be necessary to make it effective unless otherwise stated therein.

Section 2.3 Removal of Directors.

Directors may be removed only in the manner set forth in the Certificate of Incorporation.

Section 2.4 Vacancies and Newly Created Directorships.

Subject to applicable law and the rights of the holders of any series of preferred stock, vacancies on the Board of Directors resulting from the death, resignation, removal or disqualification of a director or any other cause, and newly created directorships resulting from any increase in the total authorized number of directors on the Board of Directors, shall be filled solely in the manner provided in the Certificate of Incorporation.

Section 2.5 Meetings.

The annual meeting of the Board of Directors may be held on such date and at such time and place as the Board of Directors determines. The annual meeting of the Board of Directors may be held immediately following the annual meeting of stockholders, and if so held, no notice of such meeting shall be necessary to the newly elected directors in order to hold the meeting legally, provided that a quorum shall be present thereat.

Regular meetings of the Board of Directors shall be held at least once per fiscal quarter of the Corporation and at such time and place (or at no place, by means of telephone conference or other similar communications equipment pursuant to Section 2.7 of these Bylaws)

as shall be fixed by resolution adopted by the Board of Directors. Notice of each regular meeting shall be furnished in writing to each member of the Board of Directors not less than ten (10) days in advance of said meeting, unless such notice requirement is waived in writing by each member. No notice need be given of the meeting immediately following an annual meeting of stockholders.

Special meetings of the Board of Directors shall be held at such time and place (or at no place, by means of telephone conference or other similar communications equipment pursuant to Section 2.7 of these Bylaws) as shall be designated in the notice of the meeting. Special meetings of the Board of Directors may be called by the Chairman of the Board, the Chief Executive Officer, or by any two or more directors then in office.

Section 2.6 Notice of Special Meetings.

The Secretary, or in his absence any other officer of the Corporation, shall give each director notice of the time and place of holding of special meetings of the Board of Directors by mail at least ten (10) days before the meeting, or by facsimile transmission, electronic mail or personal service at least twenty-four (24) hours before the meeting unless such notice requirement is waived in writing by each member. Unless otherwise stated in the notice thereof, any and all business may be transacted at any meeting without specification of such business in the notice.

Section 2.7 Conference Telephone Meeting.

Members of the Board of Directors, or any committee thereof, may participate in a meeting of the Board of Directors or such committee by means of telephone conference or other similar communications equipment by means of which all persons participating in the meeting can hear each other and communicate with each other, and such participation in a meeting shall constitute presence in person at such meeting.

Section 2.8 Quorum and Organization of Meetings.

A majority of the total number of members of the Board of Directors as constituted from time to time shall constitute a quorum for the transaction of business, but, if at any meeting of the Board of Directors (whether or not adjourned from a previous meeting) there shall be less than a quorum present, a majority of those present may adjourn the meeting to another time, date and place, and the meeting may be held as adjourned, provided that written notice of the date to which such meeting is adjourned shall be given to all directors. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, a majority of the directors present at any meeting at which a quorum is present may decide any question brought before such meeting. Each meeting of the Board of Directors shall be presided over by the Chairman of the Board or, in the absence of the Chairman of the Board, by such other person as may be appointed by the vote of a majority of the directors present at such meeting. The Board of Directors shall keep written minutes of its meetings. The Secretary shall act as secretary of the meeting, but in his or her absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 2.9 Indemnification.

To the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, the Corporation shall indemnify and hold harmless any person who is or was made, or threatened to be made, a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding (a “Proceeding”), whether civil, criminal, administrative or investigative, including, without limitation, an action by or in the right of the Corporation to procure a judgment in its favor, by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director or officer of the Corporation, or while a director or officer of the Corporation is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprises including non-profit enterprises (an “Other Entity”), against all liabilities and losses, judgments, fines, penalties, excise taxes, amounts paid in settlement and costs, charges and expenses (including attorneys’ fees and disbursements). Persons who are not directors or officers of the Corporation may be similarly indemnified in respect of service to the Corporation or to an Other Entity at the request of the Corporation to the extent the Board of Directors at any time specifies that such persons are entitled to the benefits of this Section 2.9. Except as otherwise provided in Section 2.11 hereof, the Corporation shall be required to indemnify a person in connection with a proceeding (or part thereof) commenced by such person only if the commencement of such proceeding (or part thereof) by the person was authorized in the specific case by the Board of Directors.

Section 2.10 Advancement of Expenses.

The Corporation shall, from time to time, reimburse or advance to any director or officer or other person entitled to indemnification hereunder the funds necessary for payment of expenses, including attorneys’ fees and disbursements, incurred in connection with any Proceeding in advance of the final disposition of such Proceeding; provided, however, that, if required by the laws of the State of Delaware, such expenses incurred by or on behalf of any director or officer or other person may be paid in advance of the final disposition of a Proceeding only upon receipt by the Corporation of an undertaking, by or on behalf of such director or officer (or other person indemnified hereunder), to repay any such amount so advanced if it shall ultimately be determined by final judicial decision from which there is no further right of appeal that such director, officer or other person is not entitled to be indemnified for such expenses. Except as otherwise provided in Section 2.11 hereof, the Corporation shall be required to reimburse or advance expenses incurred by a person in connection with a proceeding (or part thereof) commenced by such person only if the commencement of such proceeding (or part thereof) by the person was authorized by the Board of Directors.

Section 2.11 Claims.

If a claim for indemnification or advancement of expenses under this Article II is not paid in full within thirty (30) days after a written claim therefor by the person seeking indemnification or reimbursement or advancement of expenses has been received by the Corporation, the person may file suit to recover the unpaid amount of such claim and, if successful, in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the person seeking indemnification or reimbursement or advancement of expenses is not entitled to the requested indemnification, reimbursement or advancement of expenses under applicable law.

Section 2.12 Amendment, Modification or Repeal.

Any amendment, modification or repeal of the foregoing provisions of this Article II shall not adversely affect any right or protection hereunder of any person entitled to indemnification under Section 2.9 hereof in respect of any act or omission occurring prior to the time of such repeal or modification.

Section 2.13 Nonexclusivity of Rights.

The rights conferred on any person by this Article II shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

Section 2.14 Other Sources.

The Corporation’s obligation, if any, to indemnify or to advance expenses to any person who was or is serving at its request as a director, officer, employee or agent of an Other Entity shall be reduced by any amount such person may collect as indemnification or advancement of expenses from such Other Entity.

Section 2.15 Other Indemnification and Prepayment of Expenses.

This Article II shall not limit the right of the Corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to additional persons when and as authorized by appropriate corporate action.

Section 2.16 Executive Committee of the Board of Directors.

Subject to any applicable restrictions set forth in the Certificate of Incorporation, the Board of Directors, by the affirmative vote of not less than 75% of the Whole Board, may designate an executive committee, all of whose members shall be directors, to manage and operate the affairs of the Corporation or particular properties or enterprises of the Corporation. Subject to the limitations of the law of the State of Delaware and the Certificate of Incorporation, such executive committee shall exercise all powers and authority of the Board of Directors in the management of the business and affairs of the Corporation including, but not limited to, the power and authority to authorize the issuance of shares of common or preferred stock. The executive committee shall keep minutes of its meetings and report to the Board of Directors not less often than quarterly on its activities and shall be responsible to the Board of Directors for the conduct of the enterprises and affairs entrusted to it. Regular meetings of the executive committee, of which no notice shall be necessary, shall be held at such time, dates and places as shall be fixed by resolution adopted by the executive committee. Special meetings of the executive committee shall be called at the request of the Chief Executive Officer or of any member of the executive committee, and shall be held upon such notice as is required by these Bylaws for special meetings of the Board of Directors, provided that oral notice by telephone or otherwise shall be sufficient if received not later than the day immediately preceding the day of the meeting.

Section 2.17 Other Committees of the Board of Directors.

The Board of Directors may by resolution establish committees other than an executive committee and shall specify with particularity the powers and duties of any such committee. Subject to the limitations of the laws of the State of Delaware and the Certificate of Incorporation, any such committee shall exercise all powers and authority specifically granted to it by the Board of Directors. Such committees shall serve at the pleasure of the Board of Directors, keep minutes of their meetings and have such names as the Board of Directors by resolution may determine and shall be responsible to the Board of Directors for the conduct of the enterprises and affairs entrusted to them.

Section 2.18 Committees, Generally.

The Board may designate one or more directors as alternate members of any committee to replace absent or disqualified members at any meeting of such committee. If a member of a committee shall be absent from any meeting, or disqualified from voting thereat, the remaining member or members present and not disqualified from voting, whether or not such member or members constitute a quorum, may, by a unanimous vote, appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent provided in a resolution of the Board of Directors passed as aforesaid, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be impressed on all papers that may require it, but no such committee shall have the power or authority of the Board of Directors in reference to (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the laws of the State of Delaware to be submitted to the stockholders for approval or (ii) adopting, amending or repealing any Bylaw of the Corporation. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Unless otherwise specified in the resolution of the Board of Directors designating a committee, at all meetings of such committee a majority of the total number of members of the committee shall constitute a quorum for the transaction of business, and the vote of a majority of the members of the committee present at any meeting at which there is a quorum shall be the act of the committee. Each committee shall keep regular minutes of its meetings. Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may make, alter and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article II of these Bylaws.

Section 2.19 Director Compensation.

Directors who are not employees of the Corporation or any of its subsidiaries shall receive such compensation for attendance at any meetings of the Board and any expenses incidental to the performance of their duties as the Board of Directors shall determine by resolution. Such compensation may be in addition to any compensation received by the members of the Board of Directors in any other capacity.

Section 2.20 Action Without Meeting.

The Board of Directors, or any committee thereof, may take any action required or permitted to be taken by the unanimous written consent (including consent by electronic communication) of all Directors then in office, in accordance with the laws of the State of Delaware and the Certificate of Incorporation.

ARTICLE III

OFFICERS

Section 3.1 Executive Officers; Chairman of the Board.

The Board of Directors, at its first meeting after each annual meeting of stockholders, shall elect the officers of the Corporation, including a Chief Executive Officer, a Treasurer and a Secretary, and shall also elect from among the members of the Board of Directors, the Chairman of the Board who may or may not also be an officer of the Corporation. The Board of Directors may also elect, from time to time, such Vice Presidents and such other or additional officers as in its opinion are desirable for the conduct of business of the Corporation. Each officer shall hold office until the first meeting of the Board of Directors following the next annual meeting of stockholders following their respective election. Any person may hold at one time two or more offices.

Unless otherwise provided in the resolution of the Board of Directors electing any officer, each officer shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal. Any officer may resign at any time upon written notice to the Board of Directors or the Chief Executive Officer or the Secretary. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein no acceptance of such resignation shall be necessary to make it effective. The Board of Directors may remove any officer with or without cause at any time. Any such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation, but the election of an officer shall not of itself create contractual rights. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise may be filled by the Board of Directors at any regular or special meeting.

Section 3.2 Powers and Duties of Officers.

Each of the officers of the Corporation elected by the Board of Directors or appointed by an officer in accordance with these Bylaws, or designated pursuant to the Plan of Reorganization (as defined in the Certificate of Incorporation), shall have the powers and duties prescribed by law, by these Bylaws or by the Board of Directors and, in the case of appointed officers, the powers and duties prescribed by the appointing officer, and, unless otherwise prescribed by these Bylaws or by the Board of Directors or such appointing officer, shall have such further powers and duties as ordinarily pertain to that office.

The Chief Executive Officer shall be the senior officer of the Corporation, shall have overall responsibility for the management and direction of the business and affairs of the Corporation and shall exercise such duties as customarily pertain to the office of Chief Executive Officer and such other duties as may be prescribed from time to time by the Board of Directors. The Chief Executive Officer may appoint and terminate the appointment or election of officers, agents or employees other than those appointed or elected by the Board of Directors. The Chief Executive Officer may sign, execute and deliver, in the name of the Corporation, powers of attorney, contracts, bonds and other obligations.

Vice Presidents shall have such powers and perform such duties as may be assigned to them by the Chief Executive Officer, the executive committee, if any, or the Board of Directors. A Vice President may sign and execute contracts and other obligations pertaining to the regular course of his/her duties which implement policies established by the Board of Directors.

The Treasurer shall be the chief financial officer of the Corporation. Unless the Board of Directors otherwise declares by resolution, the Treasurer shall have general custody of all the funds and securities of the Corporation and general supervision of the collection and disbursement of funds of the Corporation. The Treasurer shall endorse for collection on behalf of the Corporation checks, notes and other obligations, and shall deposit the same to the credit of the Corporation in such bank or banks or depository as the Board of Directors may designate. The Treasurer may sign, with the Chief Executive Officer or such other person or persons as may be designated for the purpose by the Board of Directors, all bills of exchange or promissory notes of the Corporation. The Treasurer shall enter or cause to be entered regularly in the books of the Corporation a full and accurate account of all moneys received and paid by the Treasurer on account of the Corporation, shall at all reasonable times exhibit his/her books and accounts to any director of the Corporation upon application at the office of the Corporation during business hours and, whenever required by the Board of Directors or the Chief Executive Officer, shall render a statement of his/her accounts. The Treasurer shall perform such other duties as may be prescribed from time to time by the Board of Directors or by these Bylaws. The Treasurer may be required to give bond for the faithful performance of his/her duties in such sum and with such surety as shall be approved by the Board of Directors. Any Assistant Treasurer shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

The Secretary shall keep the minutes of all meetings of the stockholders and of the Board of Directors. The Secretary shall cause notice to be given of meetings of stockholders, of the Board of Directors, and of any committee appointed by the Board of Directors. He or she shall have custody of the corporate seal, minutes and records relating to the conduct and acts of the stockholders and Board of Directors, which shall, at all reasonable times, be open to the examination of any director. The Secretary or any Assistant Secretary may certify the record of proceedings of the meetings of the stockholders or of the Board of Directors or resolutions adopted at such meetings, may sign or attest certificates, statements or reports required to be filed with governmental bodies or officials, may sign acknowledgments of instruments, may give notices of meetings and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

Section 3.3 Bank Accounts.

In addition to such bank accounts as may be authorized in the usual manner by resolution of the Board of Directors, the Treasurer, with approval of the Chief Executive Officer, may authorize such bank accounts to be opened or maintained in the name and on behalf of the Corporation as he may deem necessary or appropriate, provided payments from such bank accounts are to be made upon and according to the check of the Corporation, which may be signed jointly or singularly by either the manual or facsimile signature or signatures of such officers or bonded employees of the Corporation as shall be specified in the written instructions of the Treasurer or Assistant Treasurer of the Corporation with the approval of the Chief Executive Officer.

Section 3.4 Proxies; Stock Transfers.

Unless otherwise provided in the Certificate of Incorporation or directed by the Board of Directors, the Chief Executive Officer or any Vice President or their designees shall have full power and authority on behalf of the Corporation to attend and to vote upon all matters and resolutions at any meeting of stockholders of any corporation in which the Corporation may hold stock, and may exercise on behalf of the Corporation any and all of the rights and powers incident to the ownership of such stock at any such meeting, whether regular or special, and at all adjournments thereof, and shall have power and authority to execute and deliver proxies and consents on behalf of the Corporation in connection with the exercise by the Corporation of the rights and powers incident to the ownership of such stock, with full power of substitution or revocation. Unless otherwise provided in the Certificate of Incorporation or directed by the Board of Directors, the Chief Executive Officer or any Vice President or their designees shall have full power and authority on behalf of the Corporation to transfer, sell or dispose of stock of any corporation in which the Corporation may hold stock.

ARTICLE IV

CAPITAL STOCK

Section 4.1 Shares.

The shares of the Corporation shall be represented by a certificate or shall be uncertificated. Certificates shall be signed by the Chief Executive Officer and by the Secretary or the Treasurer, and sealed with the seal of the Corporation. Such seal may be a facsimile, engraved or printed. Within a reasonable time after the issuance or transfer of uncertificated shares, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to Sections 151, 156, 202(a) or 218(a) of the DGCL or a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualification, limitations or restrictions of such preferences and/or rights.

Any of or all the signatures on a certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such an officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such officer, transfer agent or registrar had not ceased to hold such position at the time of its issuance.

Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated shares and the rights and obligations of the holders of certificates representing shares of the same class and series shall be identical.

Section 4.2 Transfer of Shares.

(a) Upon surrender to the Corporation or the transfer agent of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Upon receipt of proper transfer instructions from the registered owner of uncertificated shares such uncertificated shares shall be cancelled, and the issuance of new equivalent uncertificated shares or certificated shares shall be made to the person entitled thereto and the transaction shall be recorded upon the books of the Corporation.

(b) The person in whose name shares of stock stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes, and the Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

Section 4.3 Lost certificates.

The Board of Directors or any transfer agent of the Corporation may direct a new certificate or certificates or uncertificated shares representing stock of the Corporation to be issued in place of any certificate or certificates theretofore issued by the Corporation, alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates or uncertificated shares, the Board of Directors (or any transfer agent of the

Corporation authorized to do so by a resolution of the Board of Directors) may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to give the Corporation a bond in such sum as the Board of Directors (or any transfer agent so authorized) shall direct to indemnify the Corporation and the transfer agent against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed or the issuance of such new certificates or uncertificated shares, and such requirement may be general or confined to specific instances.

Section 4.4 Transfer Agent and Registrar.

The Board of Directors may appoint one or more transfer agents and one or more registrars, and may require all certificates for shares to bear the manual or facsimile signature or signatures of any of them.

Section 4.5 Regulations.

The Board of Directors shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer, registration, cancellation and replacement of certificates representing stock of the Corporation or uncertificated shares, which rules and regulations shall comply in all respects with the rules and regulations of the transfer agent.

ARTICLE V

GENERAL PROVISIONS

Section 5.1 Offices.

The Corporation shall maintain a registered office in the State of Delaware as required by the laws of the State of Delaware. The Corporation may also have offices in such other places, either within or without the State of Delaware, as the Board of Directors may from time to time designate or as the business of the Corporation may require.

Section 5.2 Corporate Seal.

The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization as a Delaware corporation, and the words “Corporate Seal” and “Delaware.”

Section 5.3 Fiscal Year.

The fiscal year of the Corporation shall be the calendar year unless otherwise determined by resolution of the Board of Directors.

Section 5.4 Information Rights.

The Corporation shall provide information as any stockholder reasonably requests in connection with any enquiries, investigations, actions and/or proceedings relating to that stockholder or its Affiliates (as defined in the Certificate of Incorporation) or otherwise in order for such stockholder or its Affiliates to comply with any applicable tax, law or regulation, provided that (i) the copies of the books of the Corporation provided to the requesting stockholder in accordance with this Section 5.4 may be provided to other stockholders if such information is determined by the Board of Directors to be of general application to all stockholders, and (ii) upon request by the Corporation, the requesting stockholder shall reimburse the Corporation for the costs incurred by it in making any copies of the books of the Corporation pursuant to this Section 5.4.

Section 5.5 Notices and Waivers Thereof.

Whenever any notice is required by the laws of the State of Delaware, the Certificate of Incorporation or these Bylaws to be given to any stockholder, director or officer,

such notice, except as otherwise provided by law, may be given personally, or by mail, or by electronic mail or facsimile transmission, addressed to such address as appears on the books of the Corporation. Any notice given by electronic mail or facsimile transmission shall be deemed to have been given when it shall have been transmitted and any notice given by mail shall be deemed to have been given three (3) business days after it shall have been deposited in the United States mail with postage thereon prepaid.

Whenever any notice is required to be given by law, the Certificate of Incorporation, or these Bylaws, a written waiver thereof, signed by the person entitled to such notice, whether before or after the meeting or the time stated therein, shall be deemed equivalent in all respects to such notice to the full extent permitted by law.

Section 5.6 Saving Clause.

These Bylaws are subject to the provisions of the Certificate of Incorporation and applicable law. In the event any provision of these Bylaws is inconsistent with the Certificate of Incorporation or the corporate laws of the State of Delaware, such provision shall be invalid to the extent only of such conflict, and such conflict shall not affect the validity of any other provision of these Bylaws.

Section 5.7 Amendments.

In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors, by action taken by the affirmative vote of not less than a majority of the Whole Board, is hereby expressly authorized and empowered to adopt, amend or repeal any provision of these Bylaws except for Section 5.4.

Subject to the rights of the holders of any series of preferred stock or as otherwise expressly set forth herein, these Bylaws may be adopted, amended or repealed by the affirmative vote of the holders of not less than a majority of the total voting power of the then outstanding capital stock of the Corporation entitled to vote thereon; provided, however, that this paragraph shall not apply to, and no vote of the stockholders of the Corporation shall be required to authorize, the adoption, amendment or repeal of any provision of these Bylaws by the Board of Directors in accordance with the immediately preceding paragraph.

Notwithstanding anything contained herein to the contrary and subject to applicable law, the prior written consent of Barclays Bank PLC shall be required to amend, modify or repeal Section 5.4 for so long as Barclays Bank PLC or any of its Affiliates holds any Common Stock or any warrant issued by the Corporation in accordance with the Plan of Reorganization.